UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2009

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2009, the Board of Directors of LeMaitre Vascular, Inc. (the “Company”) resolved to discontinue the Company’s 2006 Employee Stock Purchase Plan (the “ESPP”), and accordingly, approved its termination effective at the end of the current offering period on July 31, 2009.

The ESPP is currently available to all eligible employees, including the Company’s employees who are also directors or officers. Eligible employees may purchase shares during six-month offering periods commencing on February 1 and August 1 of each year at a price per share equal to 90 percent of the fair market value of the Company’s common stock on the last date of each six-month offering period. Participating employees may elect to have up to 10 percent of their base pay withheld and applied toward the purchase of such shares. The rights of participating employees under ESPP terminate upon voluntary withdrawal from the plan at any time or upon termination of employment.

The foregoing description of the ESPP is not complete and is qualified in its entirety by reference to the full text of the ESPP, a copy of which is filed as Exhibit 10.16 to the Company’s Form S-1 filed with the Securities and Exchange Commission on April 25, 2006, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: July 14, 2009	By:	/s/ Aaron M. Grossman
	Name:	Aaron M. Grossman
	Title:	Vice President, General Counsel and Secretary